UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): February 20, 2013

Focus Gold Corporation

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, STE 1430

Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: (949) 475-9086

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Disposition of Assets

On February 20, 2013, FOCUS GOLD CORPORATION, a Nevada corporation (the “Focus Gold”) and its wholly owned subsidiary, Focus Gold Mexico Limited, a Delaware corporation, as Sellers, completed the sale of Fairfields Gold, S.A. de C.V. (“Fairfields”) to three individuals, Santiago Leon Avaleyra, Eduardo Zayas Dueñas and Carmen Leticia Calderon Leon (the “Buyers”). The transaction was announced in a Form 8-K dated February 8, 2013 (SEC Accession Number 0001019687-13-000474). The Buyers returned the original consideration from a December 31, 2010 transaction and regained ownership of Faifields. Due to the decrease in the trading price of Focus Gold’s common stock between December 31, 2010 and the Closing Date of February 20, 2013, Focus Gold’s financial statements for the fiscal year ending February 28, 2013 will reflect a significant loss from the transaction. Management believes the transaction was in the best interest of Focus Gold and consistent with its objects to to restructure itself and to identify, review, and assess additional mining properties for purchase. Focus Gold’s effort to restructure its operations and to report positive cash flow and profits is expected to take 12 months. Investors are cautioned that these efforts may not be successful.

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS GOLD CORPORATION

Dated: February 26, 2013	By:	/s/ Gordon F. Lee
Gordon F. Lee
President

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